Exhibit 99.1

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EDITED TRANSCRIPT
WOR - Q2 2013 Worthington Industries Earnings Conference Call

EVENT DATE/TIME: JANUARY 03, 2013 / 06:30PM GMT

OVERVIEW:
WOR reported 2Q13 results.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

CORPORATE PARTICIPANTS

 Cathy Lyttle Worthington Industries - VP Corporate Communications, IR

 John McConnell Worthington Industries - Chairman, CEO

 Andy Rose Worthington Industries - VP, CFO

 Mark Russell Worthington Industries - President, COO

CONFERENCE CALL PARTICIPANTS

 Luke Folta Jeffries - Analyst

 Chris Olin Cleveland Research - Analyst

 Michelle Applebaum Steel Market Intelligence - Analyst

 Glenn Primack PEAK6 Investments - Analyst

 John Tumazos Tumazos Independent Research - Analyst

 Richard Garchitorena Credit Suisse - Analyst

 Charles Bradford Bradford Research - Analyst

 Tim Hayes Davenport & Co. - Analyst

 Sal Tharani Goldman Sachs - Analyst

 Mark Parr KeyBanc Capital Markets - Analyst

 PRESENTATION

 Operator

 Ladies and gentlemen, good afternoon and welcome to the Worthington Industries second quarter 2013 earnings call. All participants will be able to listen only until the question and answer session of the call. This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time.

I'd like to introduce Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

 Cathy Lyttle - Worthington Industries - VP Corporate Communications, IR

 Thanks, John. Good afternoon and Happy New Year, everyone. Welcome to our second quarter earnings conference call.

Certain statements made on this call are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risk and uncertainties and could cause actual results to differ from those suggested. Please refer to our second quarter earnings release issued this morning for more detail on those factors that could cause actual results to differ materially.

For anyone interested in listening to this call again, a replay will be made available on our Company website, WorthingtonIndustries.com.

On the call with you today are John McConnell, Chairman and Chief Executive Officer; Mark Russell, President and Chief Operating Officer; Andy Rose, Vice President and Chief Financial Officer. John will start us off.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 John McConnell - Worthington Industries - Chairman, CEO

 Thank you, Cathy. Good afternoon everyone and thank you for joining us.

Reading our release this morning, you saw that we had a good second quarter. Given that we operated in an atmosphere of uncertainty that Washington fueled throughout the quarter, and knowing that our Steel company's topline performance was better than it appeared, I'd say we had a very good quarter. Both Andy and Mark are going to provide more detail on how a well-executed strategic decision affected Steel's topline year over year comparisons.

So let's get into some detail and I'll turn the call over to Andy Rose.

 Andy Rose - Worthington Industries - VP, CFO

 Thank you, John, and Happy New year to all of you. The Company's performance in the second quarter of fiscal 2013 was again solid, led by strong growth in Cylinders, improved margins in our Steel company, and improved earnings from our joint ventures.

The Engineered Cabs business was less profitable this quarter as customers pushed out orders to reduce dealer inventories and deal with slowing sales growth. Quarterly earnings per share were up $0.29 from the prior year. If you exclude the negative impact of inventory holding losses in the current and prior-year quarter of $0.03 a share and $0.09 per share, respectively, and the impact of the cylinder recall of $0.01 per share and $0.10 per share, respectively, quarterly earnings per share would have been up $0.13 per share, or 36%.

Volume growth was positive in the first quarter. Cylinder volumes were very strong, up 28% for the quarter, driven by acquisitions and organic growth in our retail and alternative fuels businesses. Steel processing volumes were down 8% overall, but direct volumes were actually up 2% after excluding the decline in volumes from the MISA Metals acquisition, most of which was wound down during the past year, as we anticipated.

Toll volumes were also impacted by the MISA business, but also declined due to lower volumes at our Spartan toll processing joint venture, which is being impacted by our partner moving some volume in-house. Mark Russell will provide more color on the encouraging signs of organic growth and market share gains in Cylinders and our direct Steel Processing business.

The newly acquired Engineered Cabs business experienced softness, as sales slowed at its largest customers and economic concerns led to inventory destocking at distributors. The business also had $700,000 in one-time charges in the quarter related to severance and accelerated vesting of stock related to the acquisition. Management of the business has taken steps to reduce costs to match the lower demand level, but is being cautious not to be overly aggressive yet, as activity with some smaller customers has picked up, and the longer-term outlook for heavy equipment, particularly in the construction space, Engineered Cabs' largest end market, while lower, is still positive.

We continue to feel good about the long-term prospects of this business and are optimistic that this slowdown does not represent a systemic downturn in the heavy equipment market.

Equity income from our joint ventures during the quarter was up 15% over last year to $25 million, driven by strong contributions from TWB, Serviacero, and WAVE, as compared to last year. All of our major joint ventures operated at a profit during the quarter and we received dividends of $18 million.

Free cash flow for the quarter was $72 million, which benefited from working capital reductions and increased earnings. The Company invested $8 million in capital projects and distributed $9 million in dividends to shareholders.

There were no repurchases of stock during the quarter, but we did invest $70 million on September 17 to acquire Westerman shortly after the quarter began. The business, which manufactures tanks and separators for the oil and natural gas drilling market, is performing well, contributing in excess of $3.5 million in operating income during the quarter after adjusting for the impact of purchase accounting.

Debt decreased by $24 million during the quarter. Our balance sheet remains strong. At quarter end we had total funded debt of $452 million and over $500 million available under our revolving credit facilities.

Considering that we purchased Westerman during the quarter for $70 million, this was another strong quarter of free cash flow.

The Company paid its March and June 2013 dividend payments on December 28, 2012. The Company will next consider declaring regular dividends at its June 2013 Board meeting for payment in September 2013.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

Calendar 2012 was a year of good progress for Worthington Industries. The integration of the Engineered Cabs business and several cylinder acquisitions in alternative fuels and energy, combined with operating improvements from our transformation, have materially improved our financial results.

Our 12-month trailing EBITDA at the end of November was almost $300 million. Our stock price began the year at $16.38 and finished the year at $25.99, an all-time high, resulting in a return of almost 60% for our shareholders before dividends. While we are gratified with the market's recognition of our progress, we are even more excited about the growth we are positioned for in 2013.

Where will that growth come from? Three areas that we control and one that we do not -- continued base business improvement via transformation; acquisitions of new products and entry into new markets; and accelerating investments in product development and innovation, and hopefully a little more robust economic growth.

I'll now pass the call to Mark Russell, who will discuss operations.

 Mark Russell - Worthington Industries - President, COO

 Thanks, Andy. The quarter was solid and in several ways looks stronger as you get into the detail. Let's start with steel volumes.

When comparing the previous year numbers, in addition to lower average steel prices, remember also that last year's numbers include temporary, unprofitable volume we inherited in the MISA asset swap. That transaction was the key of forming the ClarkDietrich JV and was the right thing to do. But it temporarily spiked our volume with both direct and toll business that we knew we would not keep at the incumbent pricing and we did, in fact, price clear most of that volume over the next few quarters.

The other factors reduced volume in our Spartan JV, which is related to capacity utilization at our partner's new facility, and we believe that's not permanent. Adjusted for MISA and Spartan, both our direct and toll volumes are up compared to last year. Compare that to the overall flat roll market which the MSCI says was down by 4% in the comparable period.

Looking more closely at Cylinders, you can see that the story is not just about acquisitions. The total business without acquisitions was up 3% over last year, led by alternative fuels, which was up 10%. Alternative fuels continues to be our fastest growing market and we are looking to accelerate that trend. More on that in a second.

Engineered Cabs, as expected, weakened through the quarter as some of our largest customers cut back production schedules. Caterpillar in particular is looking to help their dealers adjust inventories in the face of slower demand, more in the agriculture and mining markets than in construction. The Cab team has a plan to adjust their variable costs according to their volume, which we think is an improvement on the plan they implemented in 2008 and 2009, when they were able to remain profitable even at significantly lower volumes. They have already made some of these adjustments and will implement further if reduced demand persists.

On the joint venture front, WAVE turned in another quarter of outstanding results, continuing to find strength in the commercial remodel market. An unprecedented percentage of WAVE's volume now comes from commercial renovation and remodel projects.

Both WAVE and ClarkDietrich are particularly well-positioned for the eventual recovery of the commercial construction market. We saw signs of some US residential construction market recovery during the quarter, but continued mixed signals in the construction market.

Serviacero Worthington volume in Mexico was strong and the startup of our new pickling facility in Monterey continues, with volume hitting 10,000 tons this month after starting from just zero last August.

All of our major joint ventures operated at a profit in the quarter with Clark Dietrich, Serviacero Worthington, and TWB, along with WAVE, continuing to be the major contributors.

Our transformation continues to show positive results and the work is expanding. Cylinders is now in their second year of transformation and is in the process of forming their own internal traveling diagnostic and implementation team. Engineered Cabs is still in early phases, but going into their third quarter of transformation they are showing some strong initial results. And the team has now moved into a second Cab facility.

Steel, now in the fifth year since kicking off the process, shows evidence of making the transformation approach cultural and permanent. Steel has objectives and plans for further transformational margin improvement and growth that we believe are credible.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

Our centers of excellence overall is increasing the resources we have dedicated to driving the process and discipline of innovation across our businesses, beginning with our highest margin and highest growth markets. On the high margin, high growth front, we are particularly excited, as you know, about our continued organic and strategic growth in the clean natural gas and alternative fuels market. Shale and tight sand natural gas is not only the cleanest hydrocarbon energy on the planet, but here in North America it is also the most economic.

This trend appears unlikely to be derailed by anything other than political forces in the years and decades to come. And we have invested and will continue to focus accordingly.

As Andy indicated, our acquisition of Westerman focused on the production and separator tanks at the wellhead end of this market was immediately earnings accretive. And at the combustion end of the market, we can see the continuation of our significant organic growth in automotive and transportation fuel cylinders, up 10% over last year. John, back to you.

 John McConnell - Worthington Industries - Chairman, CEO

 Well, Mark, thank you both, and thank you Andy. Before we move on to take your questions, I'll take a moment to say our forward view has really not changed much from last quarter.

We do believe that the economy is on somewhat more solid ground than the suspended uncertainty that I referred to last quarter. The election is behind us, resulting in Washington remaining as it was for the prior two years. And some action has been taken towards resolving our debt crisis.

As a result, we believe that moderate growth will continue to occur in many segments of the economy and we remain very confident in our ability to continue to generate year over year growth, both organically and through additional acquisitions here at Worthington. At this point, we are happy to take your questions.

 QUESTION AND ANSWER

Operator

 (Operator Instructions) Luke Folta, Jeffries.

 Luke Folta - Jeffries - Analyst

 Hi. Good afternoon, guys. Congratulations on a solid quarter.

 John McConnell - Worthington Industries - Chairman, CEO

 Thank you.

 Luke Folta - Jeffries - Analyst

 First question, I wanted to talk about the near-term outlook. In the press release you said -- you noted that there's probably going to be some typical seasonality coming up in the February quarter.

And, you know, there's been a lot of changes to the business portfolio over the last couple of years, and we've had some strange years as well. So, I guess I just wanted to better understand what exactly you meant by that. And to the extent that you can talk divisionally about what you are seeing kind of in the near-term, that would be really helpful.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 John McConnell - Worthington Industries - Chairman, CEO

 Well, it's usually our second-worst quarter, second being -- or first being the worst. Am I getting this right?

 Andy Rose - Worthington Industries - VP, CFO

 Yes, second.

 John McConnell - Worthington Industries - Chairman, CEO

 So, the third quarter -- I'm sorry. That is where I got a little screwed up in my head there. Yes.

Third is usually the second-worst quarter following the one we just finished. As we look at what we have going on and, you're right, there are a lot of new moving parts here, you are coming out of December which is always our worst month. And then followed by usually a pretty strong rebound in January and February.

So, that's the pattern we expect to have -- follow and we expect it to follow the patterns we have in the past several years. And maybe we should have said that more clearly. But that's what we meant.

 Luke Folta - Jeffries - Analyst

 Okay. And just on the steel price, you guys -- I mean, when I look back, the historical trend has always been -- your average selling price in steel is about one quarter lag, basically, in what we see in the spot price. And the spot price had fallen pretty meaningfully a quarter back, which would indicate that this quarter might have saw a big step down. And we are not seeing that. We saw maybe $5, I think, sequentially. But your selling price is holding really well, and I just wanted to get a better sense of how you basically dodged that bullet.

 Mark Russell - Worthington Industries - President, COO

 This is Mark. The most important thing that we've done on that front is keep our inventories tighter, so that reduces the time that we have between when we buy and sell it, and we increase the velocity of the metal flow.

The second thing that we do is, we do a lot more hedging that we used to do. And most of our business is contract, and most of that is on a fixed price. And we do those things back to back, and that mitigates that.

We still have the base inventory issue that you can't hedge that away, as we are a FIFO company. But we've mitigated those factors somewhat. So that's -- would be partly the reason that you see that, at least partly.

 Luke Folta - Jeffries - Analyst

 That makes sense to me why the margins should be stable, but can you -- I mean, it doesn't really explain as much how the average selling price itself stayed stable quarter over quarter.

 Mark Russell - Worthington Industries - President, COO

 Well, if you are talking about the lag, then that's what I was trying to address.

 Luke Folta - Jeffries - Analyst

 Okay.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 Mark Russell - Worthington Industries - President, COO

 If you are talking about keeping the selling price more stable --

 Andy Rose - Worthington Industries - VP, CFO

 Oftentimes, Luke, there is some noise in there in terms of mix. And, in particular, in the year over year comparison, both Mark and I referenced the MISA Metals business, which has been wound down, which also is sort of -- it tends to be lower price, lower margin business, also is having an impact there. It's tough to isolate exactly what it is, to answer your question, but that's going to be part of it also.

 Luke Folta - Jeffries - Analyst

 Okay. And then just lastly, I think you've touched on this in the past a bit, but I just wanted to get your updated thoughts.

When you look at the Steel Processing margins out longer-term, I mean, there is a couple of things that will come into play. You'll see some operating leverage when volumes recover and there's still quite a ways to go there, but then at the same time some of the business that will be coming back may not be the highest -- your highest margin business, like your auto business, that's currently strong. So when you think about the two years out of outlook for margins in that business, how do you expect those factors to kind of come into play?

 John McConnell - Worthington Industries - Chairman, CEO

 Well, I think, as you pointed out, one of the biggest things is we are -- we have a lot of capacity utilization left out in front of us. I think we can offset what business comes in that may be at lower margins, though not guaranteed. But as we continue, as Mark referred to in his comments, the transformational mindset that really has set into Steel very effectively and they continue to find new ways to increase and improve our operating performances.

So, a lot of that would be on the come, but I think our view would be that we can continue to improve margins as we go forward. We probably disagree internally a little bit on whether we've gotten the biggest bite of the apple already or not. But I think we can continue to move them forward to some degree. Mark or Andy, either one.

 Mark Russell - Worthington Industries - President, COO

 Luke, I'd just say that the proportion of our business, that is straight slit, the kind of bread and butter of most service centers, is at the lowest percentage of our sales that it's ever been. The amount of tons that goes through the Steel company that are just slit has actually gotten to be a pretty low percentage. We don't do a lot of that business on a standalone basis.

If we are slitting, it's almost always in conjunction with another value added process. We're going to slit it. We are going to pickle it. We're going to galvanize it. We're going to cold roll it if we're going to slit it.

So we have a lot more value add than we used to in the portfolio. So the amount of that kind of commoditized business that would be coming back to us would be reduced compared to in the past.

 Luke Folta - Jeffries - Analyst

 Okay.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 Andy Rose - Worthington Industries - VP, CFO

 Luke, just maybe as a follow-up to your prior question somebody around the table brought up. One of the factors that changed in this quarter is also our mix of direct versus toll was up in the quarter.

 Luke Folta - Jeffries - Analyst

 Right. Right.

 Andy Rose - Worthington Industries - VP, CFO

 So that would have an impact on that selling price.

 Luke Folta - Jeffries - Analyst

 Okay. All right. Just last one and I'll turn it over. The Engineered Cabs business, you talked about some efforts there to downsize. I don't know if you downsize, but maybe cut costs a bit as demand is correcting or the inventory is correcting in the channel.

Should we look at the margin that we saw in this quarter as kind of the near-term expectation? Or was there something kind of -- I know there was like a one-time item in there, $700,000 or something like that. Adjusting for that, is that kind of where you expect that business to be over the next quarter or two?

 Andy Rose - Worthington Industries - VP, CFO

 Well, we don't give guidance, so we can't answer that question. I will tell you, we don't believe that the margin in this quarter was the long-term margin. You also should take note, in my comments; we had a one-time adjustment from severance about $700,000. So, the margin wasn't quite as low as it appeared this quarter.

 Luke Folta - Jeffries - Analyst

 Right. Okay. Very good, guys. Congrats.

 John McConnell - Worthington Industries - Chairman, CEO

 Thank you.

Operator

 Chris Olin, Cleveland Research.

 Chris Olin - Cleveland Research - Analyst

 Good afternoon, guys.

 John McConnell - Worthington Industries - Chairman, CEO

 How are you doing, Chris?

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 Chris Olin - Cleveland Research - Analyst

 Good. First, I want to focus on this Engineered Cabs segment. And I guess just to get a little more clarity, can you give us an idea about the sales breakdown? Or I guess I should say, how much leverage would be related to mining as opposed to the other markets?

 Andy Rose - Worthington Industries - VP, CFO

 It's the smallest of the three segments they serve, so their end markets are basically construction being the largest, which I think is roughly 50% -- maybe slightly higher. Second is ag, which is probably another 30% -- maybe 35%. And mining is the smallest. I think it's like 15% or 17%. My percentages may be off slightly, but that's order of magnitude.

 Mark Russell - Worthington Industries - President, COO

 And actually, they have a whole [cats and dogs] category because they make cabs for almost anything you can think about. The vehicles you see on an airport ramp that moves of the baggage around, they make cabs for those things. So, of the big segments Andy called out, mining is number three.

 Chris Olin - Cleveland Research - Analyst

 Okay. That's helpful. And then, when we talk about CAT, I guess they've been throwing around some number about $3 billion of excess inventory. I'm just curious exactly what this means for that segment. And can you talk about it in terms of how many quarters it will take before you start seeing a ramp up in volumes?

 John McConnell - Worthington Industries - Chairman, CEO

 We do not have the ability to forecast that for you.

 Chris Olin - Cleveland Research - Analyst

 Does it seem like a one quarter or a four quarter event? I mean, do you have any idea?

 John McConnell - Worthington Industries - Chairman, CEO

 I think the most important thing from our standpoint is that, as Mark referred to, we have a mitigation plan that has been run before. We think we have improved upon it. And if this does not improve over the next several quarters, we will implement that plan deeper than we have at the moment.

Right now we are watching costs very closely. We've curtailed shift work and watched over time, doing all the simpler things. But we know what we can implement, a plan that's been played once before that kept them profitable at much lower volumes than these. And that's what we'll do as time goes forward if it does not correct, or we see correction on the horizon.

 Mark Russell - Worthington Industries - President, COO

 If you want to look at history, Chris, the 2008 and 2009 scenario is what we've based our plans on, so. Not that we expect that to happen. We've only implemented, as John said, the first parts of that. If it persists, that's what we'll do.

 Chris Olin - Cleveland Research - Analyst

 Okay. Thanks. And then just shifting gears quickly, on automotive and general, I guess we've been watching this in some of our channel work and it seems to have slowed down a bit coming into December. And now we've got this potentially negative production outlook for the first quarter.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

I'm just wondering how you guys are looking at automotive over the near-term. I mean, are we looking at a substantial slowdown based on what your backlogs are shaping up like?

 John McConnell - Worthington Industries - Chairman, CEO

 I'll let these guys comment, because everything I heard this morning was that December was a record sales month and automotive is feeling very bright and perky. I don't know if you've got other --.

 Mark Russell - Worthington Industries - President, COO

 Maybe you can call us after we are done with the conference call and you can tell us what you know (laughter).

 Andy Rose - Worthington Industries - VP, CFO

 Yes, I would probably say, Chris, just -- I tend to look at it on more of a longer-term outlook. And I think the outlook for calendar 2013 is up 500,000 cars; may be even higher over calendar 2012. Now, are we experiencing a little bit of a short-term slowdown? I guess, possibly.

But I don't think -- it's a little bit tough for us to tell in our business right now, because December we get the seasonal slowdown. And then the question is, how strong do we come out of it in January. And so it's a question we can't really answer right today. We could probably answer it in three or four weeks better.

 Mark Russell - Worthington Industries - President, COO

 There was the earlier question about the seasonality. It's a seasonality we normally see, and we don't make projections based on what we see in December, because those shutdowns are highly variable. They sometimes tweak them the day before they take them.

 John McConnell - Worthington Industries - Chairman, CEO

 But from a dealer standpoint, I think this December was the highest since 2007 in sales. So, if you know something we don't, we'd be grateful to hear it.

 John McConnell - Worthington Industries - Chairman, CEO

 Don't charge us too much for it.

 Chris Olin - Cleveland Research - Analyst

 I'll get back in the queue. Thanks a lot.

 John McConnell - Worthington Industries - Chairman, CEO

 Thanks.

Operator

 Michelle Applebaum, Steel Market Intelligence.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Hi.

 John McConnell - Worthington Industries - Chairman, CEO

 Howdy.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Howdy. Happy New Year.

 John McConnell - Worthington Industries - Chairman, CEO

 Same to you.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 So, a couple of questions. Number one, number one, my first question is on the $700,000. I missed it. Did you say it was pretax or after-tax?

 Andy Rose - Worthington Industries - VP, CFO

 Pretax.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 It is pretax. Okay. So if we want to look at what Cabs did in the quarter, we want to just add that back, don't we?

 Andy Rose - Worthington Industries - VP, CFO

 Yes.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay. All right. So that's not quite as bad. Did we indicate at all if we think that business has bottomed? You've seen the three months.

 John McConnell - Worthington Industries - Chairman, CEO

 We just went through that. And, again, as far as communicating with you about what goes forward is, we're confident we can keep this business profitable regardless of what happens in the quarters ahead, and the mitigation plans that we have in place that we can use and go further.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay. I was trying to ask a different way. Okay. Yes, well, that's encouraging. Hey, it's interesting your comment about product mix of Cabs. So, 50% currently is construction? That's the current number?

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 Andy Rose - Worthington Industries - VP, CFO

 That is -- that may not be last 12 months, Michelle. That may be dated a year or so. It's probably not dramatically different.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay. It's a post-recession number.

 Andy Rose - Worthington Industries - VP, CFO

 Correct.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 So, in a normal market, maybe 2007, what was the mix -- the percentage of construction must have been much greater.

 Andy Rose - Worthington Industries - VP, CFO

 I do not have the data to answer that question.

 Mark Russell - Worthington Industries - President, COO

 I don't either.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay. And you don't recall if you could just say it was larger or not.

 John McConnell - Worthington Industries - Chairman, CEO

 Michelle, that makes sense, but I don't have the numbers for that. I'm going to look here.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Logic would dictate, but okay.

 John McConnell - Worthington Industries - Chairman, CEO

 You would think, yes.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 You would think, but you never -- there's always surprises.

The other question I wanted to ask, about the Steel market, do you have any sense of, number one, near-term direction? And, number two, is there anything out there that you think might change the volatility that we've seen in the past two years, either less or more?

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 John McConnell - Worthington Industries - Chairman, CEO

 At the moment, I would say we don't see anything that would change the current dynamics in the market. I gave up long ago saying that the consolidation would bring more stability, so.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 That was 2004.

 John McConnell - Worthington Industries - Chairman, CEO

 Yes. Anyway.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 It's not really consolidated. It's imaginary consolidation. And near-term?

 John McConnell - Worthington Industries - Chairman, CEO

 Near-term on --?

 Michelle Applebaum - Steel Market Intelligence - Analyst

 On pricing.

 John McConnell - Worthington Industries - Chairman, CEO

 Mark, do you have anything you want to throw out there?

 Mark Russell - Worthington Industries - President, COO

 No, I'm sure we see the same things you do, Michelle, that it doesn't look -- the spot market doesn't look very strong at the moment. But now that the uncertainty has passed, we'll see what kind of bookings come in next week, right?

 Mark Russell - Worthington Industries - President, COO

 Okay. And then last question. How does the M&A environment look right now?

 Andy Rose - Worthington Industries - VP, CFO

 I would say it looks reasonably well. There's been, I think, a fair amount of selling activity in the last six months. Part of it, I'm sure, is driven by tax planning strategies. Particularly you've seen a lot of private equity firms liquidate assets. But I still think the market is relatively attractive.

We are certainly seeing a number of opportunities and are pretty focused in terms of where we are looking. So, you know, I don't see much difference from how it's been the last year or two.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 Mark Russell - Worthington Industries - President, COO

 Michelle, I just -- while you've been talking I've been trying to find the historic breakout of construction versus other for the Cabs business for historically, and I don't have it. Sorry.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay. All right. Thanks.

 John McConnell - Worthington Industries - Chairman, CEO

 Thank you.

Operator

 Glenn Primack, PEAK6.

 Glenn Primack - PEAK6 Investments - Analyst

 Good afternoon. At the analyst day, you mentioned the cryogenic market as an opportunity. Have you launched any products yet in that area?

 John McConnell - Worthington Industries - Chairman, CEO

 We have not. We certainly continue to research all fronts on entering into that market and aggressively pursuing all the alternatives.

 Glenn Primack - PEAK6 Investments - Analyst

 Okay. Thanks.

 Mark Russell - Worthington Industries - President, COO

 I would just add to that -- I know you're signing off here, but I would just add to that that we obviously highly emphasized this market. We have a lot of things going on there, and that's certainly our intention is to get into that market as soon as we can practically do that.

 John McConnell - Worthington Industries - Chairman, CEO

 It would be important to point out that, while we think it's very important for our entry into this market as the last piece of the alternative fuels from a transportation standpoint, that we do not have, it's not the largest segment of this market by any means. But it is an important component for us, and we want to make sure we are playing in that game.

 Glenn Primack - PEAK6 Investments - Analyst

 Sure.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 Mark Russell - Worthington Industries - President, COO

 Yes, we think it's going to be limited to Class A trucks and larger -- you know, mining trucks, specialized vehicles that need the range and the running time endurance that the cryo tank will give them. Other than that, we think the best solution for transportation is a CNG cylinder, and we are already the leader there.

 Glenn Primack - PEAK6 Investments - Analyst

 Great. Thanks.

Operator

 John Tumazos, Tumazos Independent Research.

 John Tumazos - Tumazos Independent Research - Analyst

 Thank you. If I can ask several, first, with steel prices and volumes less than expected and the CapEx running a little less than the $68 million fiscal 2013 guidance made at the onset, how much might the $482 million debt pro forma Westerman at quarter's end fall by fiscal year-end, first?

 Andy Rose - Worthington Industries - VP, CFO

 That's a good question.

 John Tumazos - Tumazos Independent Research - Analyst

 It looks like you're using less working capital that you would have at a higher-price steel market.

 Andy Rose - Worthington Industries - VP, CFO

 Yes, that's fair. And I would echo sort of Mark's comments earlier whereby we are managing our inventories, particularly in our Steel company, as efficiently as we ever have, running in the low 60s in terms of number of days -- maybe even less when you exclude some of the forward buy activity.

The debt level is going to be driven by the other uses of capital. CapEx being certainly one of them, acquisitions being a second. Certainly we typically have dividends in the first 6 to 9 months, although we pulled forward two quarters of payments for dividends, so that won't be a use in the next six months. And share repurchases would be another potential use there.

So, any of those are potentially in play. I would say we do carefully manage our leverage level. Our trailing EBITDA right now is just under $300 million, so our net debt is sub-$500 million right now. So we are relatively conservatively capitalized, we think, so we've got flexibility.

We've got $500 million in available short-term capital if we need it, to take advantage of opportunities. So, it will really be driven by the opportunities that we see.

We are generating a fair amount of free cash flow. You heard me mention in my comments that the $70 million that we paid for Westerman in the middle of September, we've effectively paid that off. Our leverage level is back down to where it was pre-transaction.

So, the nice thing is, as our business improves and as our working capital management improves, we generate more free cash flow, which is a good thing.

 John McConnell - Worthington Industries - Chairman, CEO

 Yes, we aren't going to have time to do the math. But you're asking if we did nothing, what would happen to the debt, it would go down, as Andy just indicated. It will go down fairly rapidly.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

But to answer where our debt level is going to be, going out in the future, is very difficult based on everything he just told you.

 John Tumazos - Tumazos Independent Research - Analyst

 Second question. When can I -- given that things are doing good, when can we look for the old $0.68 dividend level to be exceeded?

 John McConnell - Worthington Industries - Chairman, CEO

 Yes, I don't know that we are going to give you an answer to that. We do want to continue to look at the dividend as a place to spend our capital and reward our shareholders.

In one sense, I'm pleased that part of what they did was have a dividend level in Washington, taxation-wise. While it's up, it's not as much as if they went over the cliff. I think that's helpful to supporting the continued payments of dividends and increasing them.

And, as you know from our long history, we have a desire to increase the dividend fairly much every year. That's not a commitment, that's just generally the way we think of it. But we don't intend to leap back to where we started, regardless of our performance.

 John Tumazos - Tumazos Independent Research - Analyst

 If I can ask a third question, I was kind of hoping for something like an Alcoholics Anonymous or rehab program in the context of Worthington has had the core Steel Processing business. The Cylinders has been a great second segment. The suspended ceilings has been a wonderful joint venture.

But over the years there was Metal Framing. There used to be the Buckeye Steelmaking rail castings, custom products, machine shops and plastics, all these other businesses. And do you think that sticking to your core product lines is good and venturing afar is bad, and paying premiums over tangible net worth for something that looks glamorous one week is a mistake?

There is no way that 80% of that business is construction and ag, and you just broke even. (multiple speakers) Somebody is in denial, John.

 John McConnell - Worthington Industries - Chairman, CEO

 Well, it's certainly not me. I've been here a long time. I've seen what's happened. I'm a learning person. I think our acquisitions are very focused, John. They are related to things that we are doing. They are in spaces that we want them to be in.

And if this all comes back mainly to Cabs, which has gotten a lot of attention here, it's a business that we have a great deal of confidence in. There was a sudden cliff fall out of its largest customer and we will get through that nicely and continue to -- there is a ton of opportunity in this business that we haven't focused on as a result of this quarter's results, and you've seen that through the transformation effort.

So, while it's performed very well in the past, we know we can get it to perform better. And hopefully, John, if you want to go through a litany of past errors, know that we learned from them and we feel very confident in what we are doing as we go forward.

 John Tumazos - Tumazos Independent Research - Analyst

 John, the five large gold companies have all fired either their CEO, or their COO.

 John McConnell - Worthington Industries - Chairman, CEO

 We don't deal in gold.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 John Tumazos - Tumazos Independent Research - Analyst

 And four of the five largest diversified mines have changed their CEOs and the four largest collectively have $142 billion net debt. So those guys are retrenching seriously.

 John McConnell - Worthington Industries - Chairman, CEO

 I understand. And, again, we pointed out that that's one of the smallest parts of what they do. But either way, John, I appreciate your comments and we'll take them under consideration.

 John Tumazos - Tumazos Independent Research - Analyst

 I'm a shareholder.

 John McConnell - Worthington Industries - Chairman, CEO

 I understand. I don't think this is the place to have an argument, though.

Operator

 Richard Garchitorena, Credit Suisse.

 Richard Garchitorena - Credit Suisse - Analyst

 Thanks. Good afternoon. First question, just back to the auto markets. I was wondering if you could just remind us -- what is the contract structure you have in place with your auto customers? Does that renew at the calendar year or is that throughout the year? And how does pricing work through?

 Mark Russell - Worthington Industries - President, COO

 No, those contracts tend to be annual. They often are on a calendar year basis, but we have expirations throughout the year.

 Richard Garchitorena - Credit Suisse - Analyst

 Okay. And as to you, any color in terms of this year how pricing settled in?

 Mark Russell - Worthington Industries - President, COO

 Well, our trend for the last several years is we have not given up any price. And any time there's been a change, it's been an increase in margin for us. That's kind of where we've been.

 Richard Garchitorena - Credit Suisse - Analyst

 Okay. Great. And then just wanted to touch on some of the comments you made on the construction market. I think one comment was that it remains mixed up. Can you give us a little more color about just the differences in the residential versus non-residential, and then any color around WAVE, I guess, continues to be strong?

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 Mark Russell - Worthington Industries - President, COO

 Well, WAVE has very limited residential exposure so they do do some, but it's -- their business is vast majority commercial. And so that's why we said that the recovery in the commercial market is going to bode really well for both ClarkDietrich and for WAVE, once that gets going again.

And indirectly, it will be a good thing for the Cab customers as well, since the construction market for them has been down for several years now. But there are definitely signs of strengthening in residential, but there's mixed signals on the commercial. You can see the ABI Index is up, but then there is other indications out there that have gone the other way. So it's still a mixed bag.

 Richard Garchitorena - Credit Suisse - Analyst

 Okay. And then my last question is just on SG&A this quarter as a percentage. It sounds a little higher. Is there anything in there that's a one-time item? And where should we expect the run rate going forward?

 Andy Rose - Worthington Industries - VP, CFO

 Well, I'll repeat again. We don't give guidance, so we can't talk about where the run rate for SG&A is going to be. But there's no significant one-time items in the quarter.

There's definitely some noise because of acquisitions which add SG&A as we add revenue. Sometimes that's higher-margin; sometimes that's lower margin. So that's the only thing I can say off the top of my head. I don't have anything specific for you.

 Richard Garchitorena - Credit Suisse - Analyst

 Okay. Thank you.

Operator

 Charles Bradford, Bradford Research.

 Charles Bradford - Bradford Research - Analyst

 Good afternoon. I'd like to talk a little bit about a couple of your joint ventures, such as Spartan. Now that Severstal has their own galvanizing line running, is there anything to keep them from doing all the easy and more profitable things and leaving for Spartan the lower margin businesses?

 Mark Russell - Worthington Industries - President, COO

 Well, Charles, they own the 100% of the one up at Dearborn and only 48% of the one we have a joint venture in. So they're going to prefer that whenever they can, I'm sure. That's what we would do as well.

And the situation we have to adjust to is the fact right now there is not enough volume to fill both of them up. So that's why the Spartan volume is off more. But it's a situation that can be addressed. That's why we're saying that it's temporary.

They have the rights to fill 80% of that volume and typically did, and now they're not going to do that. So we're going to fill it up from our point of view. So that's our intention.

 Charles Bradford - Bradford Research - Analyst

 Well, Spartan has a history and an experience record that they don't have yet. So it seemed like it made sense -- it would make sense for them to do the easy stuff.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 Mark Russell - Worthington Industries - President, COO

 Well, and that's been the case so far, is they've started on the easy stuff. And so far we've benefited by the fact that they are on a learning curve, although that's a two-edged sword because we need to be able to commit that capacity to other people, so that we can fill up Spartan without depending on Severstal for 80% of the volume.

 Charles Bradford - Bradford Research - Analyst

 And is ThyssenKrupp still in the welder blank business, because there had been some stories in Germany that they wanted out of some of their non-steel product business activities?

 Mark Russell - Worthington Industries - President, COO

 Charles, their share of the welder blank business is for sale.

 Charles Bradford - Bradford Research - Analyst

 Okay.

 Mark Russell - Worthington Industries - President, COO

 And I think they did publicly announce that and they're going through a process on that right now. And that obviously affects us because we're their partner here in North America.

 Charles Bradford - Bradford Research - Analyst

 Do you have right of first refusal?

 Mark Russell - Worthington Industries - President, COO

 No.

 Charles Bradford - Bradford Research - Analyst

 Okay. Well, thank you very much.

 John McConnell - Worthington Industries - Chairman, CEO

 Thank you.

Operator

 Tim Hayes, Davenport & Co.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 Tim Hayes - Davenport & Co. - Analyst

 Hello, everyone.

 John McConnell - Worthington Industries - Chairman, CEO

 How are you doing, Tim?

 Tim Hayes - Davenport & Co. - Analyst

 Doing fine. Happy New Year.

 John McConnell - Worthington Industries - Chairman, CEO

 Happy New Year to you.

 Tim Hayes - Davenport & Co. - Analyst

 Thanks. Well, first, thanks for the extra numbers by the segment. It gives us a full read, I think, rather than having to wait for the Q, so I appreciate that. And from that, two questions on the Steel Processing segment.

First, in terms of the sequential decline in volumes, any feel for how much of that was the OEMs working off the safety stocks that they built, worrying about strikes that may have occurred on September 1, and when they didn't, they were able to work those off?

 Andy Rose - Worthington Industries - VP, CFO

 Yes. In Steel -- you're talking about Steel, right, Tim?

 Tim Hayes - Davenport & Co. - Analyst

 Yes. Steel Processing, right.

 Andy Rose - Worthington Industries - VP, CFO

 There's really two things underlying the decline in Steel Processing volumes. One is MISA Metals, which is probably 38,000 tons where we had in our numbers last year that we don't have this year, which is business we just wound down. It was unprofitable business when we bought the business. We liquidated assets and that business went away.

And the second is the decline in volumes at Spartan, which will be in the toll processing line. If you back both of those out, we are actually up year over year, 2%.

 Tim Hayes - Davenport & Co. - Analyst

 Year over year, but, now, MISA didn't affect sequential, though, obviously, right?

 Andy Rose - Worthington Industries - VP, CFO

 No. Sorry. You are asking sequential?

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 Tim Hayes - Davenport & Co. - Analyst

 Yes. Yes.

 Andy Rose - Worthington Industries - VP, CFO

 I mean, sequential is hard just because it's a different quarter, different -- I mean, you know, we are a seasonal business.

 Tim Hayes - Davenport & Co. - Analyst

 True. But any feel for what the running down of any safety stocks that the OEMs may have built, worrying that there was going to be a strike coming?

 Mark Russell - Worthington Industries - President, COO

 No. I don't have any information on that, Tim. Have you heard anything like that?

 Tim Hayes - Davenport & Co. - Analyst

 Well, I've heard, but it's always tough to quantify.

 Mark Russell - Worthington Industries - President, COO

 I would say the same thing. I heard the rumor. I'd say I couldn't derive that from our numbers.

 Tim Hayes - Davenport & Co. - Analyst

 Okay. And then, second question, on the Steel and Steel Processing, looking again sequentially, there seemed to be an increase in unit manufacturing costs that seem to be more than could be explained from fixed cost absorption. Was there anything on the cost side in the November quarter versus the August quarter to -- that caused the unit variable cost to move higher?

 Mark Russell - Worthington Industries - President, COO

 No. I'm not sure which number you are looking at, Tim.

 Tim Hayes - Davenport & Co. - Analyst

 Yes, just kind of back into what we would call a unit manufacturing cost, and then try to estimate that between fixed and variable, et cetera, et cetera. It just seems like the cost, on a per unit basis, moved much higher sequentially than what we were expecting. Again, this would be backing out material costs and SG&A, et cetera. I just wanted to get a little more color, if you had that handy, on what happened to those costs.

 Mark Russell - Worthington Industries - President, COO

 If you are looking at Steel, Tim, you've got to remember that the -- you've got to adjust for direct and toll, of course. And the mix between direct and toll has swung. It used to be about 50/50. Now we are 55% direct, 45% toll.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

You've got that factor going on. And then you've got the overall mix between the total value adds. Our highest value adds where we are going to pickle, slit, cold roll, and anneal, et cetera, et cetera, that's a whole lot higher value add.

And if you increase -- if that segment increases, then the average goes up significantly. But that would be a great thing, because that's our highest margin stuff.

 Tim Hayes - Davenport & Co. - Analyst

 Right, right. True. I guess, was there any real significant move towards higher value in the November quarter versus August quarter, or was it just sort of the typical gradual climb higher?

 Mark Russell - Worthington Industries - President, COO

 It's a gradual climb higher and, again, without knowing exactly what number you are looking at, that's what I would say you are seeing is the fact that the automotive volume is still -- is pretty strong. That's our strongest segment. And the largest application we have there is cold roll. And that's our highest -- that's also our highest margin product in Steel.

 Tim Hayes - Davenport & Co. - Analyst

 And maybe there's a mix issue that I'm trying to -- that has impacted the numbers.

 Mark Russell - Worthington Industries - President, COO

 I'd look at that first. Again, without knowing what number you are looking at, that's where I'd look first.

 Tim Hayes - Davenport & Co. - Analyst

 Okay. All right. Very good. Thank you.

Operator

 Sal Tharani, Goldman Sachs.

 Sal Tharani - Goldman Sachs - Analyst

 Hi. Thank you. You have been in the forefront in terms of managing the volatility in steel prices using hedging and forward contracts. I was wondering if -- have you seen any improvement in liquidity in that area, and more counterparties willing to do these contracts.

 Mark Russell - Worthington Industries - President, COO

 Yes, Sal, a dramatic improvement. I'd say the growth is exponential. I wouldn't say we are at critical mass yet, certainly not where the base metals are. But I think everybody who is trading this stuff regularly, we are counterparties with.

And as you say, we were certainly among the first, if not the first. And now we have a lot of counterparties and we can give multiple quotes and the spreads are tighter. So it's getting much more useful, much more useful.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 Sal Tharani - Goldman Sachs - Analyst

 Great. Thank you very much.

Operator

 Mark Parr, KeyBanc.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Thanks. Hey, good afternoon, guys.

 John McConnell - Worthington Industries - Chairman, CEO

 Hi, Mark.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Congratulations. Solid quarter. I had a couple of questions just kind of in different areas. First of all, when Angus was announced, I remember discussion related to the potential for incremental outsourcing by major customers and some programs that may become available.

I was wondering, there has certainly been a change in the end demand outlook. Just wondering if the customers you are referring to, or seem to be more interested or less interested in outsourcing a greater proportion of their Cab business.

 Mark Russell - Worthington Industries - President, COO

 Mark, I'd call it a mixed bag. And we have some opportunities we are working on where we would get more of the value add; we get the Cab and the substructure. And then on the other hand, Caterpillar just announced a new plant where they are saying there going to do the cab themselves in that plant.

So it's a mixed bag. I think we still have possibilities to do more of that, but I can't say we are winning that battle, nor would I say we are losing it at this point. I think it's a mixed bag.

 Andy Rose - Worthington Industries - VP, CFO

 Yes, and if you look, Mark, over the long-term trend in that industry is more outsourcing so -- (multiple speakers)

 Mark Parr - KeyBanc Capital Markets - Analyst

 Yes, that certainly would make sense. I was just wondering how the customers were reacting, and given the recent shift in kind of the global demand environment. That's all.

 Andy Rose - Worthington Industries - VP, CFO

 No, and I think that's an opportunity for us as we get our arms around the business; as we run our transformation process; as we implement steel hedging opportunities for our customers, we potentially can become a more value added partner to them, and hopefully produce cabs as competitively, and maybe even for less than they can.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 Mark Russell - Worthington Industries - President, COO

 Well, and as John said, we still like the value proposition in that business where they can certainly be the lower-cost producer, particularly of cabs that are being produced in lower than their biggest volumes. We are going to be much more fast and efficient than they are with nonunion labor, and we're going to be able to spread those costs over more products than they will be able to, so.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. Well, I'm glad to hear that's still an opportunity.

I had another question related to the Pressure Cylinders business. And on your release, you had referenced strength in alternative energy. And I was wondering -- could you give some more color on the magnitude or the strength that you're seeing?

And also, in the last 90 days, is your outlook unchanged? Is it a bit more aggressive, less aggressive? How are you feeling today for that piece of the business compared to where you were 90 days ago?

 Andy Rose - Worthington Industries - VP, CFO

 Yes, I guess one of the things we did in our 10-K this year, you probably noticed, Mark, is we broke the cylinder revenue line into three categories -- sort of industrial and refrigerant gas, which is kind of a legacy, GDP driven business. Second was the retail segment, which is the products that go through big-box retail, for the most part. And then, third was the alternative fuels segment.

And we'd add a fourth now probably, which is Westerman, the energy space. If you go down the line on those segments, the industrial gas segment is sort of a GDP growth business, and quarter to quarter it may be slightly up or down depending on where you are in the year. The retail business is growing. It's sort of mid-single digits -- I think 4.5% or 5% this quarter.

And the alternative fuels business is growing at 10% in the last quarter, and I think has the prospect to grow at even higher percentages in the future. And then the energy space -- you know, you heard Mark touch on it earlier. I think we feel very bullish on that as well.

 Mark Russell - Worthington Industries - President, COO

 Yes, where we are going in the energy space should have similar growth potential to the alternative fuel side. And the alternative fuel side is by far our fastest growing market. We don't have a lot of things growing at 10%.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. Well, I was really encouraged to see the accretion out of Westerman in the quarter. I mean, I think that was -- that's very solid, and also your comments about being able to essentially pay for the acquisition in such a short period of time. Are there other opportunities, say in the energy markets? Or are there other pieces of the market that would surround Westerman that might be attractive to you guys?

 Andy Rose - Worthington Industries - VP, CFO

 Yes.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Just asking.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 Andy Rose - Worthington Industries - VP, CFO

 The short answer is a lot of our M&A focus is in the cylinder space and, in particular, is in those two fast-growing segments -- the retail space, where I think organically it's probably just growing at mid-single digits, but through product development and innovation, we think we can accelerate that growth. And we've hired some innovation specialists to help us with that, which is something new for the Company, but we think has a tremendous opportunity.

And then in the alternative fuels and energy space, both, we think the sort of natural gas -- the shale gas boom is for real and is a multi-decade trend that we are well-positioned for with our existing businesses. But there are some very attractive M&A opportunities out there on that front as well.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Well, I hope you're right about the multi-decade thing.

 Andy Rose - Worthington Industries - VP, CFO

 So do I.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Yes. Just one last question, if I could. The transformation efforts that you had begun in the Cylinder business, is there -- do you have any sense, or can you give us some color or try to quantify the magnitude of the impact the transformation activities had in the November quarter?

 Andy Rose - Worthington Industries - VP, CFO

 It's a very difficult exercise to quantify the benefit when it's unfolding. We've tried to -- we used to track every single initiative and the amount of operating income benefit that we would get. And the problem is, our business is not static. So, from quarter to quarter we found things were changing; customers come and go, et cetera. So it's a very difficult exercise.

The way to think about it, though, is there's a number of components of transformation. The easiest to understand is cost reduction. When you go in and identify cost reduction opportunities, those costs come out very quickly.

In Cylinders, those are probably smaller, although there are some. There's no question. The second and the largest component for Cylinders is going to be on the commercial side.

You know, these are businesses that we have strong market presence in. And we have the ability to use some of the commercial techniques that we've developed to really enhance the margins of that business. So we'll see how that plays out, but that takes a little bit longer time to implement.

And then the third is supply chain where we are utilizing our steel purchasing power. We are utilizing our price risk management capabilities that you heard Mark talking about earlier. And we've started to roll those out into the cylinder business, and they're clearly going to have a benefit to that business as well.

 Mark Russell - Worthington Industries - President, COO

 Mark, I think we told you last quarter that we obviously started the transformation process in Steel because we felt the opportunities were biggest there. And then we went to cylinders with lower expectations.

I think we told you last quarter that I think we we're underestimating how big the upside was. And now we've been into it for a year. There is more upside than we thought. As Andy said, it's less in the cost bucket and more on the supply chain and more in commercial than we anticipated. But it's definitely there.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. Well, hey, thanks for that color and congratulations. Good luck in the February quarter.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

 John McConnell - Worthington Industries - Chairman, CEO

 Thank you, sir.

Operator

 Chris Olin, Cleveland Research.

 Chris Olin - Cleveland Research - Analyst

 Hey, I apologize if somebody touched on this. I missed the beginning of the call. But I wanted to make sure, on the Cylinders segment, the hurricane seems to have had an impact on propane demand and some of these retail channels that we follow. Just wondering if you guys have -- saw a large volume benefit from that, or anything you can give to us in terms of what it did to numbers.

 Andy Rose - Worthington Industries - VP, CFO

 The short answer is it's hard to tell. Our propane business was up modestly over last year and over our plan expectations. And so there's probably some belief that there is some hurricane benefit, but it wasn't dramatic enough to where we could say, yes, there was a huge benefit from Hurricane Sandy.

Part of it also depends on how much inventory is in the channel. You know, there's a couple of large customers, one being Wal-Mart, that supply -- that we sell a lot of those cylinders to. Wal-Mart has their own distribution centers.

If they have a lot of inventory, then they're not going to pull as much maybe in the first month or six weeks after something like that. So it may take a quarter or two to really tell how big it is.

I think, intuitively, the cylinders team, when they go through budgeting and forecasting, they sort of debate should they budget for a hurricane and, if so, it means that they're going to sell X million more of 16-ounce cylinders. So there should be some benefit. It's difficult to quantify at this point, the benefit that happened in this quarter.

 Chris Olin - Cleveland Research - Analyst

 In terms of the margin, is there a substantial difference between the propane tanks versus some of the other project -- products within this segment?

 Andy Rose - Worthington Industries - VP, CFO

 You know, the margins -- if you think about the categories that I was talking about earlier, the industrial gas side, which is the more mature and more commodity side of the business, would be the lower margin segments. Retail as well as alternative fuel and energy would be the higher margin, as well as higher growth segments of cylinders.

 Mark Russell - Worthington Industries - President, COO

 But if you're talking about the hurricane related demand, that's 16-ouncers and 20-pounders, and that's not the higher-margin stuff.

 Chris Olin - Cleveland Research - Analyst

 Okay. Thanks a lot. Appreciate it.

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JANUARY 03, 2013 / 06:30PM GMT, WOR - Q2 2013 Worthington Industries Earnings Conference Call

Operator

 And to the presenters, no additional questions in queue.

 John McConnell - Worthington Industries - Chairman, CEO

 (inaudible) -- in 2013. I'm sorry. Andy's got something?

 Andy Rose - Worthington Industries - VP, CFO

 No, I was on mute. Go ahead.

 John McConnell - Worthington Industries - Chairman, CEO

 You had me on mute. Okay. Thank you all for joining us. We wish you all the best in 2013. Bye.

Operator

 Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation. You may now disconnect.

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